FOR IMMEDIATE RELEASE:

Media Relations:

Investor Relations:

FastLane

Wolfe Axelrod Weinberger Associates, LLC

Chris Faust

Donald C. Weinberger

(973) 906-5553

(212) 370-4500; (212) 370-4505

cfaust@fast-lane.net

don@wolfeaxelrod.com

Onstream Media Corporation Announces Fiscal 2014 First Quarter Financial Results

POMPANO BEACH, FL, April 30, 2014 – Onstream Media Corporation (OTCQB: ONSM), a leading online service provider of corporate audio and web communications, including webcasting, webinar, conferencing and virtual event technology, has reported its financial results for the first quarter of fiscal 2014, the three months ended December 31, 2013.

Summary

  Revenues for the first quarter of fiscal 2014 were approximately $4.2 million as compared to approximately $4.3 million for the first quarter of fiscal 2013. This decrease was the result of a reduction in webcasting revenues, partially offset by increased audio and web conferencing revenues.
  Audio and Web Conferencing Services Group revenues were approximately $2.8 million for the three months ended December 31, 2013, an increase of approximately $171,000 (6.6%) from the first quarter of fiscal 2013.
  Consolidated gross margin percentage was 71.7% for the three months ended December 31, 2013, versus 70.3% for the first quarter of fiscal 2013.
  EBITDA, as adjusted, for the three months ended December 31, 2013 was approximately $258,000, an increase of approximately $159,000 (160.4%), as compared to EBITDA, as adjusted, of approximately $99,000 for the first quarter of fiscal 2013.

Management Commentary

Randy Selman, President and Chief Executive Officer of Onstream Media, stated, “Although we did experience an overall revenue decline in the first quarter, as compared to the same quarter of the prior fiscal year, as the result of a reduction in webcasting revenues, our EBITDA, as adjusted, for the quarter was approximately 160% greater than EBITDA as adjusted for the same quarter of the previous year.”

Mr. Selman continued, “We believe that our webcasting division revenues will be favorably impacted during fiscal 2014 by the comprehensive update to our Visual Webcaster webcasting platform (VW4), which we released in January 2013 and have been updating with new features since then. We will be updating VW4 with additional features later this year including additional billing and reporting capabilities and enhanced CPE (continuing professional education) functionality. We believe that these new features, in addition to recently added features such as a live phone option and the ability to connect to third party encoders, could accelerate the rate of adoption of VW4 from what we have experienced thus far. Since an increasing number of companies are handling production tasks in house, we also expect to see increased sales from iEncode, a service that allows our customers to self-encode their live professional video and attach the streams to the Visual Webcaster system in the cloud. This allows them to take advantage of using their internal staff and facilities while still utilizing all of the Visual Webcaster features. Also in development is another “do it yourself” large audience webcasting product that can be run from the customer’s desktop and will be available on a fixed cost monthly subscription basis that can be purchased on-line. We also expect to see increased webcasting sales as a result of our Virtual Conference Center which is a multiple event conference venue with integrated webcasting.”

Mr. Selman added, “We believe we are on track to show improvement in our revenues, EBITDA and our operating cash flow for the remainder of fiscal 2014, as compared to the corresponding period of fiscal 2013. During the period from June 2013 through January 2014 we made certain headcount reductions representing approximately $962,000 in annualized savings, which we expect will reduce our compensation and professional fee expenditures by approximately $593,000 in aggregate for the remainder of fiscal 2014 as compared to the corresponding period of fiscal 2013. In addition during that same period we renegotiated various supplier contracts representing approximately $331,000 in annualized savings, which we expect will cumulatively reduce our cost of sales and other general and administrative expenditures by approximately $169,000 for the remainder of fiscal 2014 as compared to the corresponding period of fiscal 2013.”

Financial Discussion

Consolidated operating revenue was approximately $4.2 million for the three months ended December 31, 2013, a decrease of approximately $64,000 (1.5%) from the corresponding period of the prior fiscal year, due to decreased revenues of the Digital Media Services Group. However, Audio and Web Conferencing Services Group revenues were approximately $2.8 million for the three months ended December 31, 2013, an increase of approximately $171,000 (6.6%) from the corresponding period of the prior fiscal year. This increase arose from the operations of our OCC (Onstream Conferencing Corporation) division, which acquired Intella2 Inc., a San Diego-based communications company on November 30, 2012. Accordingly, three months of OCC revenues were recognized during the three months ended December 31, 2013 versus just one month of OCC revenues the corresponding period of the prior fiscal year.

Digital Media Services Group revenues were approximately $1.4 million for the three months ended December 31, 2013, a decrease of approximately $235,000 (14.0%) from the corresponding period of the prior fiscal year, primarily due to a decrease in webcasting division revenues.

Revenues of the webcasting division decreased by approximately $205,000 (14.9%) for the three months ended December 31, 2013 as compared to the corresponding period of the prior fiscal year. The approximately 1,100 webcasts we produced during the three months ended December 31, 2013 was approximately 300 less than the number of webcasts we produced during the corresponding period of the prior fiscal year. The impact on revenue arising from the decreased number of events was partially offset by an increase in the average revenue per webcast event to $1,178 for the three months ended December 31, 2013, which represented an increase of $120, or 11.3%, from the corresponding period of the prior fiscal year.

Consolidated gross margin was approximately $3.0 million for the three months ended December 31, 2013, an increase of approximately $10,000 (0.3%) from the corresponding period of the prior fiscal year. Our consolidated gross margin percentage was 71.7% for the three months ended December 31, 2013, versus 70.3% for the corresponding period of the prior fiscal year. This increase in percentage was due to reductions in webcasting and network usage cost of sales (proportionally greater than the reduction in revenues).

Consolidated operating expenses were approximately $3.1 million for the three months ended December 31, 2013, a decrease of approximately $294,000 (8.8%) from the corresponding period of the prior fiscal year. The decrease was due to an approximately $116,000 decrease in professional fee expense and an approximately $115,000 decrease in depreciation and amortization expense, both as compared to the first quarter of the prior fiscal year.

Cash provided by operating activities (before changes in current assets and liabilities other than cash) for the three months ended December 31, 2013 was approximately $71,000, compared to approximately $10,000 used in operations for the three months ended December 31, 2012. This approximately $81,000 improvement was primarily due to decreased operating expenses, as discussed above, partially offset by an increase in cash payments for interest.

Onstream’s first quarter fiscal 2014 net loss of approximately $578,000, or $(0.03) loss per share, was based on approximately 22.0 million weighted average shares outstanding, as compared to a first quarter fiscal 2013 net loss of approximately $715,000, or $(0.05) loss per share, which was based on approximately 13.7 million weighted average shares outstanding. The decreased net loss was primarily due to decreased operating expenses, as discussed above, partially offset by an increase in interest expense.

Onstream’s EBITDA, as adjusted, for the three months ended December 31, 2013 was approximately $258,000, an increase of approximately $159,000 (160.4%), as compared to EBITDA, as adjusted, of approximately $99,000 for the first quarter of fiscal 2013.

Teleconference

Because of the timing of the release of these results and the filing of the related 10-Q, as well as the timing of the filing of the most recent 10-K, Onstream’s leadership team will combine its conference call discussing the financial results for the first quarter of fiscal 2014, as well as for the period ended September 30, 2013, with a discussion of the financial results for the second quarter of fiscal 2014, the six and three month periods ended March 31, 2014. The time and date of that combined conference call will be announced by us shortly before the 10-Q for the second quarter of fiscal 2014 is filed.

About Onstream Media:

Onstream Media Corporation (OTCQB: ONSM), is a leading online service provider of corporate audio and web communications, including webcasting, webinar, conferencing and virtual event technology. Onstream Media’s innovative webcasting platform has recently been ranked #1 by TopTenREVIEWS. The company's video streaming, hosting and publishing platform  - Streaming Publisher, provides customers with cost effective tools for encoding, managing, indexing, and publishing content to the Internet or virtually any mobile device. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include American Honda, Dell, GE Capital, Georgetown University, IRS, HBO Latin America, HubSpot, PR Newswire, Stanford University, Twitter and the U.S. Department of Agriculture. Onstream Media's strategic relationships include Akamai, BT Conferencing, Telefónica and Trade Show News Network. For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Financial Tables Follow

ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,
	2013	2012

REVENUE:
Audio and web conferencing	$2,270,191	$2,042,083
Webcasting	1,172,960	1,378,312
DMSP and hosting	239,011	241,984
Network usage	494,752	527,367
Other	38,833	89,971
Total revenue	4,215,747	4,279,717

COSTS OF REVENUE:
Audio and web conferencing	626,045	574,486
Webcasting	310,569	389,795
DMSP and hosting	37,048	32,579
Network usage	209,448	253,346
Other	12,002	19,053
Total costs of revenue	1,195,112	1,269,259

GROSS MARGIN	3,020,635	3,010,458
OPERATING EXPENSES:
General and administrative:
Compensation (excluding equity)	1,887,108	1,844,911
Compensation paid with common shares and other equity	74,450	138,259
Professional fees	290,110	406,013
Other	587,287	628,536
Depreciation and amortization	214,187	329,225
Total operating expenses	3,053,142	3,346,944

Loss from operations	(32,507)	(336,486)
OTHER EXPENSE, NET:
Interest expense	(459,306)	(306,026)
Debt extinguishment loss	(88,807)	(68,600)
Gain from adjustment of derivative liability to fair value	-	27,480
Other (expense) income, net	2,315	(31,736)

Total other expense, net	(545,798)	(378,882)

Net loss	$(578,305)	$(715,368)

Loss per share – basic and diluted:
Net loss per share	$(0.03)	$(0.05)
Weighted average shares of common stock outstanding – basic and diluted	21,993,871	13,668,848

ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO EBITDA AND EBITDA, AS ADJUSTED

(unaudited)

	Three Months Ended December 31,
	2013	2012

Net loss	$(578,305)	$(715,368)
Add: Depreciation and amortization	214,187	329,225
Add: Interest expense	459,306	306,026
EBITDA	$95,188	$(80,117)

EBITDA	$95,188	$(80,117)
Add: Compensation paid with common shares and other equity	74,450	138,259
Add: Debt extinguishment loss	88,807	68,600
Less: Gain from adjustment of derivative liability to fair value	-	(27,480)
EBITDA, as adjusted	$258,445	$99,262

EBITDA is defined as earnings (loss) before interest expense, depreciation, income taxes and amortization.

EBITDA, as adjusted, represents EBITDA, as defined above, adjusted for compensation paid with common shares and other equity, debt extinguishment loss and gain from adjustment of derivative liability to fair value.

EBITDA and EBITDA, as adjusted, are non-U.S. GAAP financial measures.

Management believes EBITDA and EBITDA, as adjusted, to be meaningful indicators of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted, is commonly used by financial analysts and others who follow our industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted, to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (GAAP). EBITDA and EBITDA, as adjusted, do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted, in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2013	September 30, 2013
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$267,706	$257,018
Accounts receivable, net of allowance for doubtful accounts	2,359,460	2,175,505
Prepaid expenses	189,079	142,307
Inventories and other current assets	132,148	140,585
Total current assets	2,948,393	2,715,415
PROPERTY AND EQUIPMENT, net	2,003,766	2,047,633
INTANGIBLE ASSETS, net	644,135	669,543
GOODWILL, net	8,358,604	8,358,604
OTHER NON-CURRENT ASSETS	143,064	136,215
Total assets	$14,097,962	$13,927,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,985,760	$1,927,430
Accrued liabilities	1,729,671	1,527,435
Amounts due to directors and officers	462,954	409,410
Deferred revenue	113,902	152,696
Notes and leases payable – current portion, net of discount	2,970,901	2,198,858
Convertible debentures – current portion, net of discount	932,802	587,198
Total current liabilities	8,195,990	6,803,027
Accrued liabilities – non-current portion	257,405	354,813
Notes and leases payable, net of current portion and discount	403,970	759,932
Convertible debentures, net of current portion and discount	184,089	548,796
Total liabilities	9,041,454	8,466,568

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, par value $.0001 per share; authorized 75,000,000 shares, 20,045,480 and 19,345,744 issued and outstanding, respectively	2,004	1,933
Common stock committed for issue – 2,291,667 shares	229	229
Additional paid-in capital	144,559,672	144,385,772
Obligation to repurchase common shares	(164,000)	(164,000)
Accumulated deficit	(139,341,397)	(138,763,092)
Total stockholders’ equity	5,056,508	5,460,842
Total liabilities and stockholders’ equity	$14,097,962	$13,927,410

###